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                                                                    Exhibit 23.1




                         Independent Auditors' Consent


The Board of Managers
telcobuy.com LLC:


We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.




                                        /s/ KPMG LLP

St. Louis, Missouri
March 17, 2000